UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2014

THE BABCOCK & WILCOX COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-34658	80-0558025
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13024 Ballantyne Corporate Place Suite 700 Charlotte, North Carolina	28277
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (704) 625-4900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

On March 12, 2014, The Babcock & Wilcox Company (the “Company”) entered into a Cooperation Agreement with one of its shareholders, Starboard Value LP and certain of its affiliates (collectively, “Starboard”). Under the terms of the Cooperation Agreement, the Company agreed, among other things, to nominate Robert L. Nardelli, E. James Ferland and Brian K. Ferraioli to stand for election to the class of directors to be elected at the Company’s 2014 annual meeting of shareholders, and Starboard agreed to vote Company common shares beneficially owned by it for election of those nominees and as recommended by the Company’s board (unless Institutional Shareholder Services Inc. recommends otherwise) as to other matters to be voted upon by shareholders.

The description of the Cooperation Agreement is qualified by reference to the full text of the Cooperation Agreement, which is attached as Exhibit 10.1 and is incorporated by reference.

On March 12, 2014, the Company issued a press release announcing the execution of the Cooperation Agreement. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Cooperation Agreement among the Company and Starboard Value LP, and certain of its affiliates, dated March 12, 2014

99.1	Press Release dated March 12, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE BABCOCK & WILCOX COMPANY

/s/ James D. Canafax

	Name:	James D. Canafax
March 12, 2014	Title:	Senior Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary

INDEX OF EXHIBITS

Exhibit No.	Description

10.1	Cooperation Agreement among the Company and Starboard Value LP, and certain of its affiliates, dated March 12, 2014

99.1	Press Release dated March 12, 2014